Exhibit 99.1

Volt Information Sciences Reports Fiscal 2019 First Quarter Financial Results

Company Achieves Year-Over-Year Revenue Growth and Significant Improvements in Operating Results Led by the Strength of the North American Staffing Segment

NEW YORK, NY, March 6, 2019 – Volt Information Sciences, Inc. (“Volt” or “the Company”) (NYSE-AMERICAN: VISI), an international provider of staffing services and managed service programs, today reported results for its fiscal 2019 first quarter ended January 27, 2019. Key highlights include:

●
First quarter total Company net revenue of $253.4 million, up slightly year-over-year; On a same-store basis, which exclude net revenue contributed from a business exited during the past year and the effect of foreign exchange rate fluctuations, net revenue increased $1.8 million, or 0.7%, year-over-year

●
First quarter North American Staffing segment net revenue of $211.8 million increased 2.7% year-over-year; North American Staffing segment operating income of $3.9 million compared with an operating loss of $0.6 million a year ago

●	Total Company gross margins in the first quarter of 14.9% increased 70 basis points year-over-year

●	Total Company selling, administrative and other operating costs in the first quarter of $39.8 million, declined 15.2% year-over-year

●	Total Company net loss in the first quarter of $3.2 million improved significantly compared with net loss of $10.7 million a year ago

●	Total Company adjusted EBITDA in the first quarter was a loss of $1.1 million compared with a loss of $9.1 million a year ago

Commenting on Volt’s performance, Linda Perneau, President and CEO, said, “We are off to a good, reassuring start in fiscal 2019 as our solid execution drove improved performance in virtually every key financial and operational metric. At the top line, we generated year-over-year growth in net sales for the first time in 26 quarters. This growth is largely attributed to actions we initiated last year within our North American Staffing segment designed to improve our sales engine and strengthen service delivery. In addition, our emphasis on driving retail growth in our commercial and professional job categories, pricing discipline on new business and success in reducing workers compensation expenses improved Volt’s gross margins on a year-over-year basis. We also continue to see benefits from our cost containment initiatives and other efforts to achieve operational efficiencies across the enterprise. This resulted in a sharp year-over-year reduction in selling, administrative and other operating costs.  Our success in these key metrics during the first quarter collectively contributed to the year-over-year improvement in Volt’s operating results and Adjusted EBITDA.”

Ms. Perneau continued, “Overall, I am extremely proud of what our team has accomplished in a very short period of time.  Momentum continues to build at Volt. Our results from this past quarter are strong evidence that we are on the right track and I am encouraged by the team’s dedication, persistence and hard work. I look forward to continued execution of our strategy, enhancing our financial and operational performance and driving shareholder value as we move forward.”

Volt Information Sciences Reports Fiscal 2019 First Quarter Results
March 6, 2019

Fiscal 2019 First Quarter Results
Total revenue for the fiscal 2019 first quarter was $253.4 million, up slightly compared to $253.3 million in the first quarter of fiscal 2018. On a same-store basis, net revenue increased nearly 1% year-over-year excluding net revenue contributed from a business exited during the past year and the effect of currency fluctuations.

Total gross margin in the first quarter of fiscal 2019 was 14.9%, an improvement of 70 basis points year-over-year. The margin improvement was driven by growth in higher-margin revenue from retail customers, improved worker compensation experience, partially offset by a higher mix of larger price-competitive customers and competitive pricing pressure.

Selling, administrative and other operating costs in the first quarter of fiscal 2019 decreased $7.1 million, or 15.2%, to $39.8 million from $46.9 million in the first quarter of fiscal 2018. The improvement is primarily attributed to Volt’s ongoing cost reduction efforts in all areas of the business including lower labor, legal and consulting fees, as well as a reduction in travel and facility expenses. SG&A as a percent of revenue improved to 15.7% in the first quarter compared with 18.5% a year ago.

Net loss was $3.2 million in the first quarter of fiscal 2019, compared to $10.7 million in the first quarter of fiscal 2018.

Adjusted EBITDA, which is a Non-GAAP measure, was negative $1.1 million in the fiscal 2019 first quarter, compared to negative Adjusted EBITDA of $9.1 million in the year ago period. Adjusted EBITDA excludes the impact of special items, interest expense, income taxes, depreciation and amortization expense, other income/loss and share-based compensation expense.

For a reconciliation of the GAAP and Non-GAAP financial results, please see the tables at the end of this press release.

Business Outlook
Volt’s outlook statements are based on current expectations. The following statements are forward-looking, and actual results could differ materially depending on market conditions and the factors set forth under “Forward-Looking Statements” below.

For the second quarter of fiscal 2019 ending April 28, 2019, the Company currently expects its total Company consolidated revenue will be roughly 1% lower than the prior year quarter, driven predominantly by a modest decline in its North American Staffing segment.

Volt Information Sciences Reports Fiscal 2019 First Quarter Results
March 6, 2019

Conference Call and Webcast
A conference call and simultaneous webcast to discuss the fiscal 2019 first quarter financial results will be held today at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time. Volt’s President and CEO Linda Perneau and CFO Paul Tomkins will host the conference call. Participants may listen in via webcast by visiting the Investor & Governance section of Volt’s website at www.volt.com. Please go to the website at least 15 minutes early to register, download and install any necessary audio software. The conference call can also be accessed by dialing 877-407-9039 (201-689-8470 for international callers) and reference the “Volt Information Sciences Earnings Conference Call.”

Following the call, an audio replay will be available beginning Wednesday, March 6, 2019 at 7:30 p.m. Eastern Time through Wednesday, March 20, 2019 at 11:59 p.m. Eastern Time. To access the replay, dial (844) 512-2921 (U.S.) or (412) 317-6671 (International) and enter the Conference ID #13687750. A replay of the webcast will also be available for 90 days upon completion of the call, accessible through the Investors section of the Company’s website at www.volt.com.

About Volt Information Sciences, Inc.
Volt Information Sciences, Inc. is a global provider of staffing services (traditional time and materials-based as well as project-based). Our staffing services consist of workforce solutions that include providing contingent workers, personnel recruitment services, and managed staffing services programs supporting primarily administrative, technical, information technology, light-industrial and engineering positions. Our managed staffing programs involve managing the procurement and on-boarding of contingent workers from multiple providers. Our customer care solutions specialize in serving as an extension of our customers’ consumer relationships and processes including collaborating with customers, from help desk inquiries to advanced technical support. Our complementary businesses offer customer care call centers, customized talent, and supplier management solutions to a diverse client base. Volt services global industries including aerospace, automotive, banking and finance, consumer electronics, information technology, insurance, life sciences, manufacturing, media and entertainment, pharmaceutical, software, telecommunications, transportation, and utilities. For more information, visit www.volt.com.

Forward-Looking Statements
This press release contains forward-looking statements, including the Company's revenue outlook for the second quarter of fiscal 2019, that are subject to a number of known and unknown risks, including, among others, general economic, competitive and other business conditions, the degree and timing of customer utilization and rate of renewals of contracts with the Company, and the degree of success of business improvement initiatives that could cause actual results, performance and achievements to differ materially from those described or implied in the forward-looking statements. Information concerning these and other factors that could cause actual results to differ materially from those in the forward-looking statements are contained in company reports filed with the Securities and Exchange Commission (“SEC”).  Copies of the Company’s latest Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as filed with the SEC, are available without charge upon request to Volt Information Sciences, Inc., 50 Charles Lindbergh Blvd., Suite 206, Uniondale NY 11553, Attention: Shareholder Relations. These and other SEC filings by the Company are also available to the public over the Internet at the SEC’s website at http://www.sec.gov and at the Company’s website at http://www.volt.com in the Investor & Governance section.

Volt Information Sciences Reports Fiscal 2019 First Quarter Results
March 6, 2019

Note Regarding the Use of Non-GAAP Financial Measures

The Company has provided certain Non-GAAP financial information, which includes adjustments for special items and the impact of foreign currency fluctuations on certain line items, as additional information for its segment revenue, consolidated net income (loss), segment operating income (loss) and Adjusted EBITDA. These measures are not in accordance with, or an alternative for, generally accepted accounting principles (“GAAP”) and may be different from Non-GAAP measures reported by other companies.

The Company believes that the presentation of Non-GAAP measures, eliminating special items, the impact of foreign currency fluctuations and the impact of businesses sold provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations because they permit evaluation of the results of the Company without the effect of currency fluctuations, special items or the impact of businesses sold that management believes make it more difficult to understand and evaluate the Company’s results of operations. Special items include impairments, restructuring and severance as well as certain income or expenses not indicative of the Company’s current or future period performance and are more fully disclosed in the tables.

Adjusted EBITDA is defined as earnings or loss before interest, income taxes, depreciation and amortization (“EBITDA”) adjusted to exclude share-based compensation expense as well as the special items described above.

Adjusted EBITDA is a performance measure rather than a cash flow measure. The Company believes the presentation of Adjusted EBITDA is relevant and useful for investors because it allows investors to view results in a manner similar to the method used by management.

Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, analysis of the Company’s results of operations and operating cash flows as reported under GAAP. For example, Adjusted EBITDA does not reflect capital expenditures or contractual commitments; does not reflect changes in, or cash requirements for, the Company’s working capital needs; does not reflect the interest expense, or the cash requirements necessary to service the interest payments, on the Company’s debt; and does not reflect cash required to pay income taxes.

The Company’s computation of Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies because all companies do not calculate these measures in the same fashion.

Investor Contacts:

Volt Information Sciences, Inc.

voltinvest@volt.com

Lasse Glassen, Addo Investor Relations

lglassen@addoir.com

424-238-6249

--Financial Tables to Follow--

Volt Information Sciences Reports Fiscal 2019 First Quarter Results
March 6, 2019

Results of Operations
(in thousands, except per share data)
	Three Months Ended
	January 27, 2019	October 28, 2018	January 28, 2018

Net revenue	$253,436	$264,805	$253,338
Cost of services	215,737	220,797	217,329
Gross margin	37,699	44,008	36,009

Selling, administrative and other operating costs	39,810	41,261	46,938
Restructuring and severance costs	59	4,512	518
Impairment charges	-	351	-
Operating loss	(2,170)	(2,116)	(11,447)

Interest income (expense), net	(746)	(627)	(782)
Foreign exchange gain (loss), net	213	491	703
Other income (expense), net	(239)	(252)	(528)
Loss before income taxes	(2,942)	(2,504)	(12,054)
Income tax provision (benefit)	273	382	(1,360)
Net loss	$(3,215)	$(2,886)	$(10,694)

Per share data:
Basic:
Net loss	$(0.15)	$(0.14)	$(0.51)
Weighted average number of shares	21,080	21,072	21,029

Diluted:
Net loss	$(0.15)	$(0.14)	$(0.51)
Weighted average number of shares	21,080	21,072	21,029

Segment data:

Net revenue:
North American Staffing	$211,848	$220,540	$206,235
International Staffing	26,266	27,289	29,579
North American MSP	8,217	8,208	8,480
Corporate and Other	7,846	9,708	10,247
Eliminations	(741)	(940)	(1,203)
Net revenue	$253,436	$264,805	$253,338

Operating income (loss):
North American Staffing	$3,887	$8,197	$(626)
International Staffing	304	1,000	(98)
North American MSP	965	844	265
Corporate and Other	(7,326)	(12,157)	(10,988)
Operating income (loss)	$(2,170)	$(2,116)	$(11,447)

Work days	59	64	59

Volt Information Sciences Reports Fiscal 2019 First Quarter Results
March 6, 2019

Condensed Consolidated Statements of Cash Flows
(in thousands)
	Three Months ended
	January 27, 2019	January 28, 2018

Cash, cash equivalents and restricted cash beginning of the period	$36,544	$54,097

Cash used in all other operating activities	(2,188)	(8,625)
Changes in operating assets and liabilities	4,148	21,654
Net cash provided by operating activities	1,960	13,029

Purchases of property, equipment, and software	(1,698)	(345)
Net cash provided by all other investing activities	(69)	92
Net cash used in investing activities	(1,767)	(253)

Net draw-down of borrowings	5,000	30,000
Debt issuance costs	(140)	(1,327)
Net cash provided by financing activities	4,860	28,673

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(429)	112

Net increase in cash, cash equivalents and restricted cash	4,624	41,561

Cash, cash equivalents and restricted cash end of the period	$41,168	$95,658

Cash paid during the period:
Interest	$801	$926
Income taxes	$146	$627

Reconciliation of cash, cash equivalents and restricted cash end of the period:
Current Assets:
Cash and cash equivalents	$32,925	$53,868
Restricted cash included in Restricted cash and short term investments	8,243	12,094
Restricted cash as collateral for borrowings included in Restricted cash and short term investments	-	29,696
Cash, cash equivalents and restricted cash, at end of period	$41,168	$95,658

Volt Information Sciences Reports Fiscal 2019 First Quarter Results
March 6, 2019

Condensed Consolidated Balance Sheets
(in thousands, except share amounts)
	January 27, 2019	October 28, 2018
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$32,925	$24,763
Restricted cash and short-term investments	11,262	14,844
Trade accounts receivable, net of allowances of $31 and $759, respectively	150,339	157,445
Other current assets	6,658	7,444
TOTAL CURRENT ASSETS	201,184	204,496
Other assets, excluding current portion	7,941	7,808
Property, equipment and software, net	24,515	24,392
TOTAL ASSETS	$233,640	$236,696

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accrued compensation	$25,203	$27,120
Accounts payable	26,442	33,498
Accrued taxes other than income taxes	17,218	15,275
Accrued insurance and other	25,688	23,335
Income taxes payable	1,224	1,097
TOTAL CURRENT LIABILITIES	95,775	100,325
Accrued insurance and other, excluding current portion	13,177	13,478
Deferred gain on sale of real estate, excluding current portion	21,730	22,216
Income taxes payable, excluding current portion	604	600
Deferred income taxes	509	510
Long-term debt	54,090	49,068
TOTAL LIABILITIES	185,885	186,197

Commitments and contingencies

STOCKHOLDERS' EQUITY
Preferred stock, par value $1.00; Authorized - 500,000 shares; Issued - none	-	-
Common stock, par value $0.10; Authorized - 120,000,000 shares; Issued - 23,738,003 shares; Outstanding - 21,191,030 and 21,179,068 shares, respectively	2,374	2,374
Paid-in capital	78,909	79,057
Retained earnings	6,743	9,738
Accumulated other comprehensive loss	(6,912)	(7,070)
Treasury stock, at cost; 2,546,973 and 2,558,935 shares, respectively	(33,359)	(33,600)
TOTAL STOCKHOLDERS' EQUITY	47,755	50,499
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$233,640	$236,696

Volt Information Sciences Reports Fiscal 2019 First Quarter Results
March 6, 2019

GAAP to Non-GAAP Reconciliations
(in thousands)

	Three Months Ended
	January 27, 2019		January 28, 2018
Reconciliation of GAAP net loss to Non-GAAP net loss:
GAAP net loss	$(3,215)		$(10,694)
Selling, administrative and other operating costs	(486	) (a)	(486	) (a)
Restructuring and severance costs	59		518
Income tax benefit	-		(1,052	) (b)
Non-GAAP net loss	$(3,642)		$(11,714)

	Three Months Ended
	January 27, 2019		January 28, 2018
Reconciliation of GAAP net loss to Adjusted EBITDA:
GAAP net loss	$(3,215)		$(10,694)
Selling, administrative and other operating costs	(486	) (a)	(486	) (a)
Restructuring and severance costs	59		518
Depreciation and amortization	1,603		1,852
Share-based compensation expense	(113)		435
Total other (income) expense, net	772		607
Provision (benefit) for income taxes	273		(1,360)
Adjusted EBITDA	$(1,107)		$(9,128)

Special item adjustments consist of the following:
(a)	Relates to the amortization of the gain on the sale of the Orange, CA facility, which is included in
Selling, administrative and other operating costs.
(b)	Relates to a discrete tax benefit resulting from the expiration of uncertain tax positions in Q1 2018.